UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2013 (January 16, 2013)

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2013, the Board of Directors (the “Board”) of Allergan, Inc. (“Allergan”) increased the size of the Board from 9 to 10 members and appointed Dr. Peter McDonnell to fill the resulting vacancy and serve as a member of the Board, effective as of January 31, 2013. Dr. McDonnell was also appointed to serve as a member of the Board’s Corporate Governance and Compliance Committee and its Science and Technology Committee.

Dr. McDonnell will receive compensation in accordance with Allergan’s current non-employee director compensation program, which was effective January 1, 2013, and pursuant to which Dr. McDonnell will receive a fixed annual value of approximately $450,000, comprised of (i) cash compensation for annual retainers and meeting fees with an approximate value of $100,000 and (ii) a targeted fixed annual equity award of approximately $350,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: January 17, 2013	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Secretary